Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-3 of Continental Resources, Inc. and to the reference of our report, dated January 24, 2016, setting forth estimates of Continental Resources, Inc.’s proved crude oil and natural gas reserves and related future net revenues in such Registration Statement. We hereby further consent to the use in and incorporation by reference in such Registration Statement of information appearing in Continental Resources, Inc.’s Annual Report on Form 10-K and as an exhibit to the Annual Report on Form 10-K relating to our report setting forth the estimates of Continental Resources, Inc.’s proved crude oil and natural gas reserves and related future net revenues as of December 31, 2015.

We further consent to the reference to our firm under the heading “Experts”.

Very truly yours,

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

August 9, 2016